Exhibit 99

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended
	3/31/2020	3/31/2019
Operating Information
Number of Communities	122	118
Number of Sites	23,098	21,510
Rental and Related Income	$34,358	$30,644
Community Operating Expenses	$15,508	$15,144
Community NOI	$18,850	$15,499
Expense Ratio	45.1%	49.4%
Sales of Manufactured Homes	$3,215	$3,643
Number of Homes Sold	62	66
Number of Rentals Added	149	153
Net Income (Loss) (1)	$(34,748)	$11,037
Net Income (Loss) Attributable to Common Shareholders (1)	$(42,838)	$5,914
Adjusted EBITDA	$18,590	$15,932
FFO Attributable to Common Shareholders	$6,089	$6,090
Normalized FFO Attributable to Common Shareholders	$6,089	$6,465

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	41,173	38,645
Diluted	41,173	38,895
Net Income (Loss) Attributable to Common Shareholders per Share (1)
Basic	$(1.04)	$0.16
Diluted	$(1.04)	$0.15
FFO per Share- Diluted	$0.15	$0.16
Normalized FFO per Share- Diluted	$0.15	$0.17
Dividends per Common Share	$0.18	$0.18

Balance Sheet
Total Assets	$999,175	$899,709
Total Liabilities	$439,094	$465,015

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs	$416,020	$444,378
Equity Market Capitalization	$447,063	$551,348
Series B Preferred Stock	$95,017	$95,030
Series C Preferred Stock	$243,750	$143,750
Series D Preferred Stock	$130,267	$50,000
Total Market Capitalization	$1,332,117	$1,284,506

(1) Includes increase (decrease) in fair value of marketable securities.

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	3

Consolidated Balance Sheets

(in thousands except per share amounts)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$72,459	$72,459
Site and Land Improvements	621,904	618,041
Buildings and Improvements	27,393	27,380
Rental Homes and Accessories	308,851	297,401
Total Investment Property	1,030,607	1,015,281
Equipment and Vehicles	21,692	21,145
Total Investment Property and Equipment	1,052,299	1,036,426
Accumulated Depreciation	(242,655)	(232,783)
Net Investment Property and Equipment	809,644	803,643

Other Assets
Cash and Cash Equivalents	14,628	12,902
Marketable Securities at Fair Value	78,079	116,186
Inventory of Manufactured Homes	31,057	31,967
Notes and Other Receivables, net	37,944	37,995
Prepaid Expenses and Other Assets	12,169	10,762
Land Development Costs	15,654	11,998
Total Other Assets	189,531	221,810

TOTAL ASSETS	$999,175	$1,025,453

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of Unamortized Debt Issuance Costs	$371,697	$373,658
Other Liabilities
Accounts Payable	4,493	4,572
Loans Payable, net of Unamortized Debt Issuance Costs	44,323	83,686
Accrued Liabilities and Deposits	11,779	10,575
Tenant Security Deposits	6,802	6,623
Total Other Liabilities	67,397	105,456
Total Liabilities	439,094	479,114

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series B - 8.0% Cumulative Redeemable Preferred Stock, par value $0.10 per share, 4,000 shares authorized; 3,801 shares issued and outstanding as of March 31, 2020 and December 31, 2019	95,017	95,030
Series C - 6.75% Cumulative Redeemable Preferred Stock, par value $0.10 per share, 13,750 shares authorized; 9,750 issued and outstanding as of March 31, 2020 and December 31, 2019	243,750	243,750
Series D - 6.375% Cumulative Redeemable Preferred Stock, par value $0.10 per share, 6,000 shares authorized; 5,211 and 2,651 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	130,267	66,268
Common Stock – $0.10 par value per share, 123,664 shares authorized; 41,166 and 41,130 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	4,117	4,113
Excess Stock – $0.10 par value per share, 3,000 shares authorized; no shares issued or outstanding as of March 31, 2020 and December 31, 2019	-0-	-0-
Additional Paid-In Capital	112,294	162,542
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total Shareholders’ Equity	560,081	546,339

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$999,175	$1,025,453

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	4

Consolidated Statements of Income (Loss)

(in thousands) (unaudited)

	Three Months Ended
	3/31/2020	3/31/2019
INCOME:
Rental and Related Income	$34,358	$30,644
Sales of Manufactured Homes	3,215	3,643
TOTAL INCOME	37,573	34,287

EXPENSES:
Community Operating Expenses	15,508	15,144
Cost of Sales of Manufactured Homes	2,401	2,589
Selling Expenses	1,097	1,091
General and Administrative Expenses	2,586	2,175
Depreciation Expense	10,227	8,751
TOTAL EXPENSES	31,819	29,750

OTHER INCOME (EXPENSE):
Interest Income	717	515
Dividend Income	1,743	1,937
Increase (Decrease) in Fair Value of Marketable Securities	(38,593)	8,596
Other Income	163	120
Interest Expense	(4,425)	(4,647)
TOTAL OTHER INCOME (EXPENSE)	(40,395)	6,521

Income (Loss) before Loss on Sales of Investment Property and Equipment	(34,641)	11,058
Loss on Sales of Investment Property and Equipment	(107)	(21)
NET INCOME (LOSS)	(34,748)	11,037

Less: Preferred Dividends	(8,090)	(5,123)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(42,838)	$5,914

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	5

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	3/31/2020	3/31/2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(34,748)	$11,037
Non-Cash Items Included in Net Income (Loss):
Depreciation	10,227	8,751
Amortization of Financing Costs	205	187
Stock Compensation Expense	574	391
Provision for Uncollectible Notes and Other Receivables	378	240
(Increase) Decrease in Fair Value of Marketable Securities	38,593	(8,596)
Loss on Sales of Investment Property and Equipment	107	21
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	910	1,019
Notes and Other Receivables	(327)	(1,398)
Prepaid Expenses and Other Assets	72	(2,987)
Accounts Payable	(79)	792
Accrued Liabilities and Deposits	1,204	2,585
Tenant Security Deposits	179	133
Net Cash Provided by Operating Activities	17,295	12,175

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Investment Property and Equipment	(16,866)	(12,105)
Proceeds from Sales of Investment Property and Equipment	531	689
Additions to Land Development Costs	(3,656)	(2,812)
Purchase of Marketable Securities	(486)	(509)
Net Cash Used in Investing Activities	(20,477)	(14,737)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (Payments) Proceeds from Short Term Borrowings	(39,411)	7,027
Principal Payments of Mortgages and Loans	(2,118)	(1,909)
Financing Costs on Debt	-0-	(5)
Proceeds from At-The-Market Preferred Equity Program, net of Offering Costs	63,132	-0-
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	697	8,868
Repurchase of Preferred Stock, net	(12)	-0-
Repurchase of Common Stock, net	(1,604)	-0-
Proceeds from Exercise of Stock Options	306	-0-
Preferred Dividends Paid	(8,090)	(5,123)
Common Dividends Paid, net of Dividend Reinvestments	(6,513)	(5,176)
Net Cash Provided by Financing Activities	6,387	3,682

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	3,205	1,120
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	18,996	12,777
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$22,201	$13,897

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Attributable to Common Shareholders to FFO and Normalized FFO

(in thousands except footnotes) (unaudited)

	Three Months Ended
	3/31/2020	3/31/2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net Income (Loss)	$(34,748)	$11,037
Interest Expense	4,425	4,647
Franchise Taxes	93	93
Depreciation Expense	10,227	8,751
(Increase) Decrease in Fair Value of Marketable Securities	38,593	(8,596)

Adjusted EBITDA	$18,590	$15,932

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$(42,838)	$5,914
Depreciation Expense	10,227	8,751
Loss on Sales of Property and Equipment	107	21
(Increase) Decrease in Fair Value of Marketable Securities (1)	38,593	(8,596)

Funds from Operations (“FFO”)	6,089	6,090

Adjustments:
Non- Recurring Expenses (2)	-0-	375

Normalized Funds from Operations (“Normalized FFO”)	$6,089	$6,465

(1)	(Increase) Decrease in Fair Value of Marketable Securities, if any, were previously recorded in Core FFO.
(2)	Consists of a one-time settlement of a utility billing dispute over a prior ten-year period for the three months ended March 31, 2019.

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(in thousands except per share amounts) (unaudited)

	Three Months Ended				Year Ended
	3/31/2020		3/31/2019		12/31/2019
Shares Outstanding	41,166		39,158		41,130
Market Price Per Share	$10.86		$14.08		$15.73
Equity Market Capitalization	$447,063		$551,348		$646,976
Total Debt	416,020		444,378		457,344
Preferred	469,034		288,780		405,048
Total Market Capitalization	$1,332,117		$1,284,506		$1,509,368

Total Debt	$416,020		$444,378		$457,344
Less: Cash and Cash Equivalents	(14,628)		(7,348)		(12,902)
Net Debt	401,392		437,030		444,442
Less: Marketable Securities at Fair Value (“Securities”)	(78,079)		(108,700)		(116,186)
Net Debt Less Securities	$323,313		$328,330		$328,256

Interest Expense	$4,425		$4,647		$17,805
Capitalized Interest	290		336		1,498
Preferred Dividends	8,090		5,123		25,184
Total Fixed Charges	$12,805		$10,106		$44,487

Adjusted EBITDA	$18,590		$15,932		$67,681

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	30.1%		34.0%		29.4%

Net Debt Plus Preferred / Total Market Capitalization	65.3%		56.5%		56.3%

Net Debt Less Securities / Total Market Capitalization	24.3%		25.6%		21.7%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	59.5%		48.0%		48.6%

Interest Coverage	3.9	x	3.2	x	3.5	x

Fixed Charge Coverage	1.5	x	1.6	x	1.5	x

Net Debt / Adjusted EBITDA	5.4	x	6.9	x	6.6	x

Net Debt Less Securities / Adjusted EBITDA	4.3	x	5.2	x	4.9	x

Net Debt Plus Preferred / Adjusted EBITDA	11.7	x	11.4	x	12.6	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA	10.7	x	9.7	x	10.8	x

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	8

Debt Analysis

(in thousands) (unaudited)

	Three Months Ended		Year Ended
	3/31/2020	3/31/2019	12/31/2019
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$374,927	$332,503	$377,045
Unamortized Debt Issuance Costs	(3,230)	(3,180)	(3,387)
Mortgages, Net of Unamortized Debt Issuance Costs	$371,697	$329,323	$373,658
Loans Payable:
Unsecured Line of Credit	$15,000	$50,000	$15,000
Other Loans Payable	29,632	65,444	69,044
Total Loans Before Unamortized Debt Issuance Costs	44,632	115,444	84,044
Unamortized Debt Issuance Costs	(309)	(389)	(358)
Loans, Net of Unamortized Debt Issuance Costs	$44,323	$115,055	$83,686

Total Debt, Net of Unamortized Debt Issuance Costs	$416,020	$444,378	$457,344

% Fixed/Floating
Fixed	89.8%	75.7%	82.2%
Floating	10.2%	24.3%	17.8%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	4.14%	4.29%	4.14%
Loans Payable	2.33%	4.40%	3.69%
Total Average	3.95%	4.32%	4.06%

Weighted Average Maturity (Years)
Mortgages Payable	5.7	6.0	6.0

(1) Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

Total Debt
Millions
$300
$250
$200
$150
$100
$50
$-
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
Thereafter
Mortgages
Loans

As of 3/31/20:
Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2020	$-0-	$27,931		$27,931	6.7%
2021	2,108	176		2,284	0.5%
2022	19,784	15,713	(1)	35,497	8.5%
2023	66,532	203		66,735	15.9%
2024	-0-	609		609	0.1%
Thereafter	286,503	-0-		286,503	68.3%

Total Debt Before Unamortized Debt Issuance Cost	374,927	44,632		419,559	100.0%

Unamortized Debt Issuance Cost	(3,230)	(309)		(3,539)

Total Debt, Net of Unamortized Debt Issuance Costs	$371,697	$44,323		$416,020

(1) Includes $15 million balance outstanding on the Company’s Line of Credit due November 2022, with an additional one year option.

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020*	78,079	1,743	-0-	1,743
		$53,881	$18,669	$72,550

*For the three months ended March 31,2020.

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	3/31/2020	3/31/2019	% Change

Communities	122	118	3.4%
Developed Sites	23,098	21,510	7.4%
Occupied	19,154	17,818	7.5%
Occupancy %	82.9%	82.8%	10 bps
Total Rentals	7,543	6,665	13.2%
Occupied Rentals	7,091	6,237	13.7%
Rental Occupancy %	94.0%	93.6%	40 bps
Monthly Rent Per Site	$453	$440	3.0%
Monthly Rent Per Home Rental Including Site	$775	$749	3.5%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Indiana	14	1,104	870	234	3,996	3,348	83.8%	$406	1,561	1,462	93.7%	$776
Maryland	1	77	10	67	62	59	95.2%	$514	-0-	-0-	N/A	N/A
Michigan	3	153	153	-0-	740	600	81.1%	$442	251	213	84.9%	$770
New Jersey	4	349	187	162	1,006	951	94.5%	$641	45	40	88.9%	$993
New York	7	617	308	309	1,173	997	85.0%	$550	361	346	95.8%	$937
Ohio	36	1,781	1,315	466	6,737	5,345	79.3%	$403	2,153	2,049	95.2%	$711
Pennsylvania	50	2,148	1,787	361	7,634	6,214	81.4%	$473	2,346	2,182	93.0%	$797
Tennessee	7	413	321	92	1,750	1,640	93.7%	$469	826	799	96.7%	$794
Total as of March 31, 2020	122	6,642	4,951	1,691	23,098	19,154	82.9%	$453	7,543	7,091	94.0%	$775

(1) Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.

(2) Includes home and site rent charges.

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	12

Same Property Statistics

(in thousands) (unaudited)

	For Three Months Ended
	3/31/2020	3/31/2019	Change	% Change
Community Net Operating Income

Rental and Related Income	$32,871	$30,550	$2,321	7.6%

Community Operating Expenses (1)	14,132	14,121	11	0.1%

Community NOI	$18,739	$16,429	$2,310	14.1%

	As of
	3/31/2020	3/31/2019	Change

Total Sites	21,514	21,471	0.2%
Occupied Sites	18,195	17,779	416 sites, 2.3%
Occupancy %	84.6%	82.8%	180 bps
Number of Properties	118	118	N/A
Total Rentals	7,334	6,626	10.7%
Occupied Rentals	6,919	6,197	11.7%
Rental Occupancy	94.3%	93.5%	80 bps
Monthly Rent Per Site	$455	$440	3.4%
Monthly Rent Per Home Including Site	$775	$749	3.5%

Same Property includes all properties owned as of January 1, 2019, with the exception of Memphis Blues.

(1) Excludes a one-time settlement of a utility billing dispute of $375,000 over a prior ten-year period for the three months ended March 31, 2019.

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	13

Acquisition Summary

(dollars in thousands)

At Acquisition:

Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Purchase Price	Price Per Site	Total Acres
2017	11	1,997	1,333	67%	$63,290	$32	602
2018	6	1,615	1,271	79%	$59,093	$37	494
2019	4	1,495	935	62%	$56,237	$38	247

Property Portfolio

Marcellus & Utica Shale Region
Acquired Prior to 2019: 118 Communities and 21,600 sites
Acquired in 2019: 4 Communities and 1,500 sites
220 acres to be developed into a manufactured home community

Communities

Total - 122

Pennsylvania 41%
Maryland 1%
Michigan 2%
New Jersey 3%
Tennesee 6%
New York 6%
Indiana 11%
Ohio 30%

23,100 Sites

Acreage

Total - 6,600

Developed
2,600
39%
Developed
2,300
35%
Vacant
800
12%
Vacant
900
14%
Marcellus & Utica Shale Acreage
72 Communities and 11,200 Sites
Non Marcellus & Utica Share Acreage

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and costs associated with the redemption of preferred stock. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for gains and losses realized on marketable securities investments and certain one-time charges. Community NOI and Same Property NOI provides a measure of rental operations and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding gains and losses realized on marketable securities investments and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 41.5 million shares for the three months ended March 31, 2020, and 38.9 million for the three months ended March 31, 2019. Common stock equivalents resulting from stock options in the amount of 355,000 shares for the three months ended March 31, 2020 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive. Common stock equivalents resulting from stock options in the amount of 250,000 shares for the three months ended March 31, 2019 are included in the diluted weighted shares outstanding.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2019, with the exception of Memphis Blues.

Adjusted EBITDA is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, and the change in the fair value of marketable securities.

Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO should not be considered as substitutes for net loss applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | First Quarter FY 2020 Supplemental Information	15

Press Release Dated May 7, 2020

FOR IMMEDIATE RELEASE	May 7, 2020
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2020

FREEHOLD, NJ, May 7, 2020........ UMH Properties, Inc. (NYSE:UMH) reported Total Income for the quarter ended March 31, 2020 of $37.6 million as compared to $34.3 million for the quarter ended March 31, 2019, representing an increase of 10%. Net Loss Attributable to Common Shareholders amounted to $42.8 million or $1.04 per diluted share for the quarter ended March 31, 2020 as compared to Net Income of $5.9 million or $0.15 per diluted share for the quarter ended March 31, 2019. This decrease was due to the change in fair value of our marketable securities. During the quarter, the securities portfolio experienced an unrealized loss of $38.6 million as compared to an unrealized gain of $8.6 million in the prior year period.

Funds from Operations Attributable to Common Shareholders (“FFO”), was $6.1 million or $0.15 per diluted share for the quarter ended March 31, 2020 as compared to $6.1 million or $0.16 per diluted share for the quarter ended March 31, 2019. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $6.1 million or $0.15 per diluted share for the quarter ended March 31, 2020, as compared to $6.5 million or $0.17 per diluted share for the quarter ended March 31, 2019.

A summary of significant financial information for the three months ended March 31, 2020 and 2019 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	March 31,
	2020	2019

Total Income	$37,573	$34,287
Total Expenses	$31,819	$29,750
Increase (Decrease) in Fair Value of Marketable Securities	$(38,593)	$8,596
Net Income (Loss) Attributable to Common Shareholders	$(42,838)	$5,914
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$(1.04)	$0.15
FFO (1)	$6,089	$6,090
FFO (1) per Diluted Common Share	$0.15	$0.16
Normalized FFO (1)	$6,089	$6,465
Normalized FFO (1) per Diluted Common Share	$0.15	$0.17
Diluted Weighted Average Shares Outstanding	41,173	38,895

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A summary of significant balance sheet information as of March 31, 2020 and December 31, 2019 is as follows (in thousands):

	March 31, 2020	December 31, 2019

Gross Real Estate Investments	$1,030,607	$1,015,281
Marketable Securities at Fair Value	$78,079	$116,186
Total Assets	$999,175	$1,025,453
Mortgages Payable, net	$371,697	$373,658
Loans Payable, net	$44,323	$83,686
Total Shareholders’ Equity	$560,081	$546,339

Samuel A. Landy, President and CEO, commented on the results of the first quarter of 2020.

“We are pleased to announce another solid quarter of operating results and an excellent start to 2020. During the quarter, we:

●	Increased Rental and Related Income by 12%;
●	Increased Community Net Operating Income (“NOI”) by 22%;
●	Improved our Operating Expense ratio by 430 basis points to 45.1%;
●	Increased Same Property NOI by 14%;
●	Increased Same Property Occupancy by 180 basis points from 82.8% to 84.6%;
●	Increased our rental home portfolio by 149 homes to approximately 7,500 total rental homes, representing an increase of 14%;
●	Increased rental home occupancy by 100 basis points from 93.0% at yearend 2019 to 94.0% at quarter end;
●	Reduced the weighted average interest rate on our mortgages payable from 4.3% to 4.1%;
●	Reduced our Net Debt to Total Market Capitalization from 34% to 30%; and,
●	Sold approximately 2.6 million shares of our Series D Preferred Stock through our Preferred Stock At-The-Market Program for net proceeds of approximately $63.1 million, after offering expenses.”

Mr. Landy stated, “The impact of the COVID-19 pandemic has been widespread. UMH took aggressive action to protect the health and well-being of our employees and residents. All the states in which we operate have issued stay at home orders and closed nonessential businesses. Although our offices were closed, our maintenance staff was deemed essential and able to maintain our communities and deliver essential services to our residents. Our community managers have been able to work with residents and potential residents remotely. Our new website allows for virtual tours of our homes for sale or rent, online execution of applications and lease agreements, online payment of rent, and other enhancements.”

“UMH continues to perform well despite the adversity that we are currently facing. Our operating results demonstrate the success of our business plan. Our rental and related income improved by 12% driving community NOI growth of 22%. Same property NOI increased by 14%. This is the second quarter in a row that same property NOI has increased double digits. Same property occupancy improved by 180 basis-points. Our strong occupancy gains have continued into the second quarter despite the disruptions caused by the pandemic.”

“As we previously disclosed, our April rent collections were very strong. We collected 94% of our April rent charges as compared to 95% last year and believe the remainder will be collected in the coming months. We have offered payment agreements to residents who were financially impacted as a result of the pandemic. We expect to have similar collection results in May.”

“Our solid balance sheet has allowed us to invest in rental homes and expansions positioning the Company for further growth in 2020. We are also lining up low cost sources of capital to redeem our 8% Series B Preferred Stock in October. Although the future impact of the COVID-19 pandemic is uncertain, we believe that the strength of our operations, our financial flexibility and our ability to reduce our overall cost of capital should allow us to execute our business plan and significantly improve FFO for our common shareholders.”

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UMH Properties, Inc. will host its First Quarter 2020 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, May 8, 2020 at 10:00 a.m. Eastern Time.

The Company’s 2020 first quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financial Information and Filings” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, May 8, 2020. It will be available until August 1, 2020 and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10140407. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 122 manufactured home communities containing approximately 23,100 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO, excluding gains and losses realized on marketable securities investments and certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

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FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three months ended March 31, 2020 and 2019 are calculated as follows (in thousands):

	Three Months Ended
	3/31/20	3/31/19
Net Income (Loss) Attributable to Common Shareholders	$(42,838)	$5,914
Depreciation Expense	10,227	8,751
Loss on Sales of Depreciable Assets	107	21
(Increase) Decrease in Fair Value of Marketable Securities (2)	38,593	(8,596)
FFO Attributable to Common Shareholders	6,089	6,090
Settlement of utility billing dispute over a prior 10-year period	-0-	375
Normalized FFO Attributable to Common Shareholders	$6,089	$6,465

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 41.5 million shares for the three months ended March 31, 2020 and 38.9 million for the three months ended March 31, 2019. Common stock equivalents resulting from stock options in the amount of 355,000 shares for the three months ended March 31, 2020 were excluded from the computation of Diluted Net Income (Loss) per Share as their effect would have been anti-dilutive. Common stock equivalents resulting from stock options in the amount of 250,000 shares for the three months ended March 31, 2019 are included in the diluted weighted shares outstanding.

The following are the cash flows provided (used) by operating, investing and financing activities for the three months ended March 31, 2020 and 2019 (in thousands):

	2020	2019
Operating Activities	$17,295	$12,175
Investing Activities	(20,477)	(14,737)
Financing Activities	6,387	3,682

(2)	Represents change in unrealized gain (loss) in marketable securities which is included in the Consolidated Statements of Income (Loss). (Increase) Decrease in Fair Value of Marketable Securities, if any, were previously recorded in Core FFO.

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